UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/02/2012

Tessera Technologies, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50460

Delaware	16-1620029
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3025 Orchard Parkway
San Jose, California 95134
(Address of principal executive offices, including zip code)

(408) 321-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        On October 2, 2012, the Board of Directors (the "Board") of Tessera Technologies, Inc. (the "Company") and the Company's Compensation Committee approved certain compensation changes for Dr. Robert A. Young, the Company's President and Chief Executive Officer. On October 3, 2012, the Company entered into a revised offer letter with Dr. Young (the "Revised Offer Letter") containing the new terms, effective as of that date. Pursuant to the Revised Offer Letter, Dr. Young will receive a base salary of $684,000 per year for his services as President and Chief Executive Officer and will be eligible to receive an annual bonus at a target level equal to 100% of such base salary. Dr. Young will also receive $150,000 per year to offset expenses incurred by Dr. Young related to time spent in California and travel to California from Dr. Young's residence in Connecticut.

The Board and the Compensation Committee also granted Dr. Young a stock option to purchase 550,000 shares of common stock, subject to the terms and conditions under the Company's Fifth Amended and Restated 2003 Equity Incentive Plan, at an exercise price of $13.71 per share, which was the closing price of the Company's common stock on October 2, 2012. The stock option will vest and become exercisable as to 100% of the shares subject thereto on the date of completion of a spin-off by the Company of a business segment, deemed by the Board to be in the best interests of stockholders, by means of a dividend or distribution to stockholders of the entire equity interest in such business segment, provided that such spin-off occurs by March 31, 2015 and provided that Dr. Young continues to be a service provider to the Company as of the vesting date. If the stock option so vests, then the option will remain exercisable until March 31, 2016. If the spin-off does not occur by March 31, 2015, then the stock option will expire on such date. See the Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on February 17, 2012 related to the Company's 2012 Annual Meeting of Stockholders for a description of the Company's Fifth Amended and Restated 2003 Equity Incentive Plan.

The foregoing provides only a brief description of the terms and conditions of the Revised Offer Letter, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Revised Offer Letter that will be filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ending December 31, 2012.

Item 7.01.    Regulation FD Disclosure

On October 4, 2012, the Company issued a press release announcing the new compensation terms for Dr. Young, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.                 Description

99.1                Press Release, dated October 4, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tessera Technologies, Inc.

Date: October 04, 2012	By:	/s/ C. RICHARD NEELY, JR.
C. RICHARD NEELY, JR.
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release, dated October 4, 2012